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                                                                      Exhibit 11


                         TECNOL MEDICAL PRODUCTS, INC.
                       COMPUTATION OF EARNINGS PER SHARE


The following table reconciles the number of common shares outstanding with the number of common and common equivalent shares used in computing earnings per share:

                                               December 2,    December 2,    November 30,
PRIMARY EARNINGS PER SHARE                        1994           1995             1996
--------------------------                     ----------     ----------     -----------
Common shares outstanding at year-end          19,863,337     19,933,969      19,957,491

Effect of using weighted average common and
  common equivalent shares outstanding
  during the period                               (37,854)       (28,792)         (8,737)

Effect of unearned employee stock ownership
  plan shares                                    (135,000)      (105,000)        (75,000)

Effect of assuming exercise of outstanding
  stock options based on the treasury stock
  method                                          251,534        322,897         218,080
                                               ----------     ----------      ----------

Shares used in computing primary earnings
  per share                                    19,942,017     20,123,074      20,091,834
                                               ==========     ==========      ==========




                                               December 2,    December 2,    November 30,
FULLY DILUTED EARNINGS PER SHARE                  1994           1995           1996
--------------------------------               ----------     ----------     -----------
Common shares outstanding at year-end          19,863,337     19,933,969      19,957,491

Effect of using weighted average common and
  common equivalent shares outstanding
  during the period                                     -              -               -

Effect of unearned employee stock ownership
  plan shares                                    (135,000)      (105,000)        (75,000)

Effect of assuming exercise of outstanding
  stock options based on the treasury stock
  method                                          328,740        327,458         219,634
                                               ----------     ----------      ----------

Shares used in computing primary earnings
  per share                                    20,057,077     20,156,427      20,102,125
                                               ==========     ==========      ==========